UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2026

VisionWave Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-72741	99-5002777
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave., Suite 210 # 301

Wilmington, DE 19801

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (302) 305-4790

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VWAV	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	VWAVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 17, 2026, VisionWave Holdings, Inc. (the “Company” or “VisionWave”) entered into a Strategic Cooperation Agreement (the “Cooperation Agreement”) with Foresight Automotive Ltd. (“Foresight”), an Israeli company and a wholly owned subsidiary of Foresight Autonomous Holdings Ltd. (Nasdaq and TASE: FRSX), pursuant to which the parties established a non-exclusive strategic cooperation framework focused on the development, integration, promotion and commercialization of defense and military-oriented autonomous solutions.

Under the Cooperation Agreement, the parties intend to integrate Foresight’s stereoscopic three-dimensional perception technology, including visible-light and infrared camera technologies and advanced image-processing capabilities, with VisionWave’s VARAN™ modular autonomous unmanned ground vehicle (“UGV”) platform and related autonomous systems.

The Cooperation Agreement grants VisionWave a non-exclusive, non-transferable right, during the term of the agreement, to promote military-oriented solutions incorporating Foresight’s technology in connection with mutually approved opportunities. It does not grant VisionWave any ownership interest in Foresight’s technology, or any right to manufacture, modify, sublicense, sell or distribute that technology, and any such rights would be granted, if at all, only pursuant to a subsequent definitive agreement. Neither party is appointed as the exclusive distributor, reseller or commercial agent of the other.

The cooperation framework contemplates joint technology development, technical integration, demonstrations, proof-of-concept activities, customer engagements, marketing, business development and potential serial production and commercialization opportunities. Foresight has agreed to allocate reasonable business development resources to promote the VARAN UGV in Asia, initially focusing on South Korea, Japan, India and Singapore. VisionWave may also promote military-oriented solutions incorporating Foresight technology globally, subject to Foresight’s prior written approval and applicable law, in each case subject to the terms of the Cooperation Agreement.

The parties further intend to jointly develop an autonomy-enabled VARAN UGV solution incorporating Foresight technology. The detailed technical scope, responsibilities, deliverables, milestones, testing requirements, commercialization rights, fees, cost allocations and other commercial terms relating to such development are expected to be addressed in one or more subsequent definitive agreements. The decision whether to enter into any definitive agreement, and the terms and conditions thereof, remains at all times subject to the mutual written agreement of the parties, and there can be no assurance that the parties will enter into any such definitive agreement.

The Cooperation Agreement does not require either party to purchase, supply, manufacture or commercialize any minimum quantity of products or services, and commercial arrangements relating to specific projects, production volumes, pricing and revenue allocation will be subject to future definitive agreements. The Cooperation Agreement does not provide for the payment of any fees or other consideration by either party to the other, and, unless otherwise expressly agreed in writing, each party bears its own costs and expenses incurred in connection with the cooperation.

Each party retains sole ownership of the technology and intellectual property it owned prior to, or develops independently of, the Cooperation Agreement, and any intellectual property jointly developed by the parties will be addressed in the applicable definitive agreement. The Cooperation Agreement also contains mutual confidentiality obligations that survive for five years following expiration or termination, mutual intellectual property indemnification obligations and a limitation of liability that, subject to customary exceptions (including breach of confidentiality, infringement or misappropriation of intellectual property, fraud, gross negligence, willful misconduct and indemnification obligations), caps each party’s aggregate liability at US$250,000. The Cooperation Agreement is governed by the laws of the State of California.

The parties’ activities under the Cooperation Agreement are subject to applicable export control and economic sanctions laws and regulations, including the U.S. Export Administration Regulations and, to the extent applicable, the International Traffic in Arms Regulations and Israeli defense export control laws. VisionWave is responsible for procuring, with Foresight’s reasonable assistance, any regulatory approval, permit or license required for the export of products developed or promoted under the Cooperation Agreement. There can be no assurance that any such approval, permit or license will be obtained on a timely basis or at all.

The Cooperation Agreement became effective on August 17, 2026 and has an initial term of twelve (12) months, and does not provide for automatic renewal, and may be terminated by either party for any reason upon 30 days’ prior written notice. In addition, either party may terminate the Cooperation Agreement (i) immediately upon a material breach by the other party that remains uncured for thirty business days following written notice, (ii) upon 90 days’ prior notice following an unresolved deadlock of the parties’ steering committee that results in a material adverse effect on the cooperation, (iii) upon 30 days’ prior notice if the purpose of the Cooperation Agreement is not realized due to changes in national laws, regulations or policies or due to a force majeure event, including a force majeure event continuing for more than 60 consecutive days, and (iv) immediately upon specified insolvency, receivership, liquidation or similar events affecting the other party.

The foregoing description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The Cooperation Agreement has been filed to provide investors with information regarding its terms and is not intended to provide any other factual information about the Company or Foresight. The representations and warranties contained in the Cooperation Agreement were made only for purposes of that agreement and as of the dates specified therein, were solely for the benefit of the parties thereto, and may be subject to limitations agreed by the parties. Accordingly, investors should not rely upon such representations and warranties as characterizations of the actual state of facts or condition of the Company or Foresight.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Strategic Cooperation Agreement, dated as of August 17, 2026, by and between VisionWave Holdings, Inc. and Foresight Automotive Ltd. (filed herewith).

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the anticipated benefits of the Cooperation Agreement, the parties’ plans to integrate Foresight’s perception technology with the VARAN UGV platform, the parties’ intention to negotiate and enter into one or more definitive agreements, and potential joint development, serial production and commercialization opportunities. Forward-looking statements are generally identified by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” and similar expressions, or by statements that events or trends “may,” “will,” or “could” occur.

These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially, including: the parties’ failure to negotiate or execute any definitive agreement; the absence of any minimum purchase, supply, development or funding commitment under the Cooperation Agreement; either party’s right to terminate the Cooperation Agreement for convenience on 30 days’ notice and the absence of any automatic renewal; technical, integration, qualification and testing risks associated with the contemplated solutions; the Company’s ability to obtain required export licenses, permits and other governmental approvals; changes in defense procurement priorities, budgets and policies in the United States, Israel and the target markets; geopolitical and security conditions in the Middle East and Asia; the Company’s need for additional capital; and the other risks described in the Company’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements speak only as of the date of this Current Report on Form 8-K and are expressly qualified in their entirety by the cautionary statements included herein and in the Company’s SEC filings. VisionWave undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Investors are cautioned not to place undue reliance on these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2026

VISIONWAVE HOLDINGS, INC.

By:	/s/ Douglas Davis
Name:	Douglas Davis
Title:	Executive Chairman and Interim Chief Executive Officer